UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2008
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     As previously announced, on November 10, 2008, Corn Products International, Inc. (the “Company”) notified Bunge Limited (“Bunge”) that its Board of Directors had withdrawn its recommendation in favor of adoption of the Agreement and Plan of Merger and Reorganization, dated June 21, 2008, among Bunge, Bleecker Acquisition Corp, a direct, wholly owned subsidiary of Bunge (“Merger Sub”) and the Company, as amended (the “Merger Agreement”) and recommended against adoption of the Merger Agreement by the Company's stockholders. In response to such withdrawal and recommendation, later on November 10, 2008, Bunge delivered a notice to the Company terminating the Merger Agreement pursuant to Section 9.01(c)(ii) thereof. As previously disclosed, the Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into the Company, with the Company as the surviving corporation of the merger and becoming a wholly-owned subsidiary of Bunge (the “Merger”).
     Under the Merger Agreement, Bunge is entitled to seek reimbursement from the Company for up to $10 million of Bunge’s expenses in connection with the Merger. In addition, if within twelve months after the date of termination of the Merger Agreement by Bunge the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by an Acquisition Proposal, the Company will be required to Bunge a termination fee of $110,000,000, less the amount of any reimbursement of Bunge’s expenses as described in the first sentence of this paragraph. An “Acquisition Proposal” for this purpose means any proposal or offer from any person or group of persons (other than Bunge, Merger Sub or their respective affiliates): (i) for any merger, consolidation, amalgamation, share exchange, business combination, scheme of arrangement, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any subsidiary of the Company (each, a "Subsidiary") pursuant to which such person or group of persons would own 50% or more of the voting power of any class of equity securities of the Company or of any resulting parent of the Company; (ii) for any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 50% or more of the consolidated revenue, consolidated operating income or consolidated total assets of the Company and the Subsidiaries, taken as a whole; or (iii) for any sale, exchange, transfer or other disposition pursuant to which such person or group of persons would own 50% or more of the voting power of any class of equity securities of the Company, in a single transaction or a series of related transactions, in each case other than the Merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: November 12, 2008	By:	/s/ Cheryl K. Beebe
		Name:	Cheryl K. Beebe
		Title:	Vice President and Chief Financial Officer

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